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                                                                    EXHIBIT 99.2

                                 CONSECO, INC.
               11825 NORTH PENNSYLVANIA STREET, CARMEL, IN 46032

                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


Each person signing this card on the reverse side hereby appoints as proxies Rollin M. Dick, Donald F. Gongaware and Stephen C. Hilbert, or any of them, with full power of substitution, to vote all shares of common stock and shares of Preferred Redeemable Increased Dividend Equity Securities, 7% PRIDES, Convertible Preferred Stock which such person is entitled to vote at the Special Meeting of Shareholders of Conseco, Inc. ("Conseco"), to be held at the Ritz Charles, 12156 North Meridian Street, Carmel, Indiana, at 10:00 a.m. local time on June 27, 1996 and any adjournments thereof.


The proxies are hereby authorized to vote as follows:


1. Approval of the issuance of common stock, no par value per share, of Conseco as provided in the Agreement and Plan of Merger, dated as of March 11, 1996, by and among Life Partners Group, Inc., a Delaware corporation ("LPG"), Conseco and LPG Acquisition Company ("Merger Sub"), pursuant to which, among other things,
(i) Merger Sub will be merged with and into LPG, with LPG being the surviving corporation (the "Merger"), and (ii) each outstanding share of the common stock, par value $.001 per share (the "LPG Common Stock"), of LPG (other than shares of LPG Common Stock held by LPG as treasury stock immediately prior to the Effective Time (as defined in the Merger Agreement)) will be cancelled and converted into the right to receive the Merger Consideration (as defined in the Merger Agreement).


                    / / FOR     / / AGAINST     / / ABSTAIN

2. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

                     (PLEASE DATE AND SIGN ON REVERSE SIDE)

THE SHARES REPRESENTED BY THIS PROXY, UNLESS OTHERWISE SPECIFIED, SHALL BE VOTED FOR ITEM 1.


                                        Please sign below exactly as your name
                                        appears hereon. When signing as
                                        attorney, corporate officer or
                                        fiduciary, please give full title as
                                        such. The undersigned hereby
                                        acknowledges receipt of the Notice of
                                        the Special Meeting and Joint Proxy
                                        Statement/Prospectus dated May 28, 1996.


                                        Dated
                                              ----------------------------------
                                        Signature(s)
                                                    ----------------------------

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               PLEASE DATE, SIGN, AND RETURN THIS PROXY PROMPTLY.